EXHIBIT 10.2

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94118

MEMORANDUM OF PURCHASE AND SALE AGREEMENT

THIS MEMORANDUM OF PURCHASE AND SALE AGREEMENT is entered into as of the 21st day of July 2005 (the “Effective Date”), by and between VACAVILLE INVESTORS, a California general partnership (“Seller”), and SIMPSON MANUFACTURING CO., INC., a Delaware corporation (“Purchaser”), with reference to the following facts:

RECITALS

A. Seller owns the land and improvements known as 902 Aldridge Road, Vacaville, California (the “Property”), more particularly described in Exhibit A attached hereto and made a part hereof.

B:  Seller has agreed to sell to Purchaser and Purchaser has agreed to buy from Seller the land and property described in this Agreement in accordance with and upon satisfaction of the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for the purchase price and upon all of the terms, conditions and covenants contained in that certain unrecorded Purchase and Sale Agreement (the “Agreement”) dated of even date herewith and executed by Seller and Purchaser, which Agreement is incorporated herein by this reference, including without limitation the following:

1.        In the event of any breach or default by Seller in or of the Agreement or any of the warranties, terms or provisions thereof, Purchaser shall have, in addition to a claim for damages for such breach or default, and in addition to and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of the Agreement and this Memorandum.

2.        This Memorandum is not intended to change any of the terms of the Agreement and in the event of any inconsistency between the terms of this Memorandum and the terms of the Agreement, the terms of the Agreement shall prevail.  The Agreement is available at the offices of Shartsis Friese LLP at the address indicated above.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Purchase and Sale Agreement dated as of the date first set forth above.

SELLER:	VACAVILLE INVESTORS,
a California general partnership

	By:	/s/EVERETT JOHNSTON
	Name:	Everett Johnston
	Its:	Managing General Partner

PURCHASER:	SIMPSON MANUFACTURING CO., INC.,
a Delaware corporation

	By:	/s/MICHAEL J. HERBERT
	Name:	Michael J. Herbert
	Its:	Chief Financial Officer

EXHIBIT A

LEGAL DESCRIPTION

PARCELS “D and E” as shown on that Map entitled, “Parcel Map, Lands of Chevron Land and Development Company, in the City of Vacaville, a Division of Lots 6 and 7 and a Portion of Lot 8 of Vaca Valley Industrial Park per Map Recorded in Book 36 of Maps at Page 79, Records of Solano County, State of California and Portions of Vacated Cotting Lane,” filed for record in the Office of the County Recorder, Solano County, California on November 24, 1981, in Book 22 of Parcel Maps at Page 97.

EXCEPTING AND RESERVING TO GRANTOR, its successors and assigns, all oil, gas and other hydrocarbons, geothermal resources as defined in Section 6903 of the California Public Resources Code and all other minerals, whether similar to those herein specified or not, within or that may be produced from said real property, and further excepting and reserving to Grantor, its successors and assigns, the sole and exclusive right from time to time to drill and maintain wells or other works into or through said real property and the adjoining streets, roads and highways below a depth of five hundred (500) feet and to produce, inject, store and remove from and through such wells or works, oil, gas, water and other substances of whatever nature, including the right to perform below said depth any and all operations deemed by Grantor necessary or convenient for the exercise of such rights.  The rights hereinabove excepted and reserved to Grantor do not include and do not except or reserve to grantor any right of Grantor to use the surface of said real property or the first five hundred (500) feet below said surface or to conduct any operations thereon or therein.

State of Montana	)
) ss.
County of Park	)

On July 20, 2005, before me, Vicki Ann Tofslie, personally appeared Everett Johnston, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[NOTARTY STAMP]	/s/VICKIE ANN TOFSLIE
Vickie Ann Tofslie
May 28, 2007

State of California	)
) ss.
County of Alameda	)

On July 25, 2005, before me, Kathleen M. Kuwitzky, personally appeared Michael J. Herbert, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[NOTARTY STAMP]	/s/KATHLEEN M. KUWITZKY
Kathleen M. Kuwitzky
May 4, 2009